UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 8, 2005
Giga-tronics Incorporated
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation)	0-12719 (Commission File No.)	94-2656341 (IRS Employer Identification Number)

4650 Norris Canyon Road, San Ramon, CA (Address of principal executive offices)	94583 (Zip Code)
Registrant’s telephone number, including area code: (925) 328-4650
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
(c)(1)   On September 8, 2005, Giga-tronics Incorporated (the “Corporation”) announced that it has appointed John Regazzi, 51, as president of its Instrument Division.
(2)       The following is a brief description of Mr. Regazzi’s business experience during the past five years:
Vice President of Operations for Instrument Division since October 2004. Prior to that, Vice President of Engineering for Instrument Division from June 2001 through October 2004. Previous experience includes 22 years at Hewlett Packard and Agilent Technologies in various design and management positions associated with their microwave sweeper and synthesizer product lines. His final position at Agilent Technologies was as a senior engineering manager within the microwave systems organization.
There are no family relationships between Mr. Regazzi and the directors and other executive officers of the Corporation.
(3)       Mr. Regazzi’s employment is at-will; he does not have an employment agreement with the Corporation. His compensation in his new position will initially be $120,000 annually. He is entitled to 2 weeks’ vacation per year and is entitled to participate in benefits programs on the same basis as other employees of the Corporation.
Item 9.01. Financial Statements and Exhibits
(c)   Exhibits:
An exhibit index has been attached to this report and is incorporated herein by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 9, 2005	GIGA-TRONICS INCORPORATED
	By:	/s/ Mark H. Cosmez II
Mark H. Cosmez II
VP Finance, Chief Financial Officer and Secretary

Exhibit Index

Exhibit
Number	Description

99.1	Press release dated September 8, 2005, announcing appointment of John Regazzi as president of Instrument Division

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